As Filed With the Securities and Exchange Commission on February 15, 2012

Registration No. 333-164206 =====================================================================

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-1

Amendment Number 7

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KAMA RESOURCES INC.

(Exact name of registrant as specified in its charter))

Nevada 6199 N/A

(State or other jurisdiction (Primary Standard Industrial (IRS Employer of organization) Classification Code) Identification #)

Suite 1707-B, 17th Floor, CTS Center 219 Zhong Shan Wu Road Guangzhou, China 510030 Tel. 8613808821282 Fax. 862083332588

(Address, including zip code, and telephone number, including area code, of registrants principal executive offices)

American Corporate Register Inc. 711 S Carson Street Ste 6 Carson City, Nevada 89701 (619) 275-1040

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Jill Arlene Robbins Jill Arlene Robbins, P.A. 525 93 Street Surfside, Florida 33154 305-531-1174; 305-531-1274 (facsimile) jillarlene@jarepa.com

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ] Accelerated filer [ ] Non-accelerated filer [ ] Smaller reporting company [x]

(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE =====================================================================

Securities to be Registered	Amount to be Registered	Offering Price Per Share	Aggregate Offering Price	Fee [1]
Common Stock	2,000,000	0.01	$20,000	$1.43

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[1] Estimated solely for purposes of calculating the registration fee under Rule 457.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE. THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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PROSPECTUS

KAMA RESOURCES INC.

2,000,000 SHARES OF COMMON STOCK 1,000,000 MINIMUM 2,000,000 MAXIMUM to be sold by the registrant as issuer and by Mr. Dayong Sun

This is the initial public offering of common stock of Kama Resources Inc. and no public market currently exists for these shares. Kama Resources Inc. is offering for sale up to 2,000,000 shares of our common stock on a "self-written", best efforts basis at a fixed price of $0.01 per share for the duration of the offering.

We are offering a minimum of 1,000,000 up to a maximum of 2,000,000 of our common stock. In the event that 1,000,000 shares are not sold within 270 days, all money received by us will be promptly returned to you without interest or deduction of any kind. We do intend to deposit the funds in an escrow account. However, there is still risk that potential creditors could attach the deposits in the escrow account in which case you could possibly lose your entire investment.

 Our minimum offering of 1,000,000 shares will raise $10,000 in new capital, a net proceed of $5,000. Our maximum offering of 2,000,000 shares will raise $20,000 in new capital, a net proceed of $15,000.

The sales price to the public is fixed at $0.01 per share for the duration of the offering.A market maker must file an application on our behalf with the Financial Industry Regulatory Authority ("FINRA") in order to make a market for our common stock. We intend to contact an authorized OTCBB market maker for sponsorship of our securities on the OTCBB upon effectiveness of this registration statement. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

Our shares are of common stock and are not traded anywhere.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" STARTING AT PAGE 7.

	Price to Public	Expenses	Proceeds to Us
Per Share - Maximum	$0.01	$0.005	$0.005
Per Share - Minimum	$0.01	$0.0025	$0.0075
Minimum	$10,000	$5,000	$5,000
Maximum	$20,000	$5,000	$15,000

To operate for the next twelve months, the business must receive a minimum of $5,000 in net proceeds from the sale of common shares. The new capital of $5,000 will be used to build our website. In addition, the money will be used to promote our business through marketing and advertising activities. If we receive the maximum funding for $15,000 in net proceeds, we will increase our marketing and advertising spending. Please see page 11, use of proceeds for additional information.

The opportunity to move forward with our business is contingent upon the sales of common shares. To implement our business plan, the sales of our common shares must reach the minimum of 1,000,000 shares. Without sufficient funding, which is a minimum of $5,000 in net proceeds, we will be unable to continue our business; therefore, we may cease operations.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate as of the date on the front of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

The date of this prospectus is January 11, 2012.

TABLE OF CONTENTS

Page No.

Summary of Prospectus 5

Risk Factors 8

Use of Proceeds 13

Determination of Offering Price 14

Dilution of the Price You Pay for Your Shares 14

Plan of Distribution; Terms of the Offering 16

Management's Discussion and Analysis of Financial 20 Condition and Results of Operations

Business 23

Management 25

Executive Compensation 27

Principal Shareholders 28

Description of Securities 29

Certain Transactions 30

Litigation 30

Experts 31

Legal Matters 31

Financial Statements 32

SUMMARY OF PROSPECTUS

The following is only a summary of the information, financial statements and the notes included in this prospectus. You should read the entire prospectus carefully, including "Risk Factors" and our Financial Statements and the notes to the Financial Statements before making any investment decision.

The following summary highlights selected information contained in this Prospectus. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this Prospectus, including but not limited to, the risk factors herein. In addition, certain statements are forward-looking statements which involve risks and uncertainties. See "Disclosure Regarding Forward-Looking Statements."

References in this Prospectus to "Kama Resources", "Kama", "Company", "we", "our", or "us" refer to Kama Resources, Inc. unless otherwise indicated or the context otherwise requires.

OUR BUSINESS

Kama Resources Inc. was incorporated in the state of Nevada on October 19, 2009. Kama intends to develop and become a servicer for non-traditional automobile finance loans for car dealerships. Kama will specialize in mitigating loan losses and maximizing total dollars collected for holders of non-traditional automobile loan portfolios. Essentially, we believe our service will aid the customer in finding the best, and/or lowest price loan tailored to their specific financial circumstances. The initial region we plan to market our service in will be Changchun, Jilin, China.

We currently have not advanced beyond the business plan state since our inception until the date of this filing. We plan to raise initial seed financing through the sale of our common shares as described in this offering. The initial seed financing will be put towards designing and writing software, and paying for costs related to registering the Company's common stock for public sale. We anticipate that in order for us to begin commercialization of our website and software, we will need to raise additional capital. Currently, we estimate that a minimum of $5,000, in net proceeds, must be raised to sustain operations over the next twelve months. We expect that this funding will allow for us to initiate the marketing and development of our business. We currently do not have any specific plans to raise funds and the funds being obtained through this offering will not be sufficient enough resources to develop our software. Please see the Management's Discussion and Analysis on Page 18 for more information

We do not intend to open any new stores; enter in to any new type of business; or, purchase other assets in the next twelve month period following the date of this prospectus. From inception until the date of filing, we have had no material operating activities. Our current cash balance is $1,240. We anticipate that our current cash balance will not satisfy our current cash needs for the following twelve month period. We are applying to become a public reporting company in order to raise initial seed financing for the Company's operations and to make the Company a more attractive investment candidate for prospective investors.

If this offering raises the minimum of $5,000 or the maximum of $15,000 in net proceeds, we expect that the capital investment of those amounts will allow for us to begin basic operations for the next twelve months. With the minimum of $5,000, the Company will initiate development of our business website to establish presence in the marketplace. Next, the money received will support our marketing initiatives to penetrate the auto loan finance sector; If we are able to acquire the maximum of $15,000, we will raise our expenditures on marketing activities to build our brand more effectively.

THE OFFERING

Following is a brief summary of this offering:

Securities being offered by the Company	A minimum of 1,000,000 and maximum of 2,000,000 shares of common stock, par value $0.001
Offering price per share	$0.01
Offering period	Our shares are being offered for a period not to exceed 270 days
Net proceeds to us	Approximately $15,000 assuming the maximum number of shares are sold. Approximately 5,000 assuming the minimum number of shares are sold.
Number of shares outstanding before the offering	3,000,000
Number of shares outstanding after the maximum amount of shares are sold	5,000,000
Number of shares outstanding after the minimum amount of shares are sold	4,000,000

SELECTED FINANCIAL DATA

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

Balance Sheet

	As of October 31, 2010 (Audited)	As of October 31, 2011 (Audited)
Total Assets	$ 5	$ 7
Total Liabilities	$ 7,250	$ 0
Stockholders' Deficit	$(7,245)	$(5)

Income Statement

	For the year October 31 ,2011	October 19, 2009 (Inception) to October 31, 2011
Revenue	$0	$0
Total Expenses	$ 7,252	$ 10,245
Net Loss	$ 7,252	$ 10,245

RISK FACTORS

PLEASE CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO INVEST IN OUR COMMON STOCK .

RISKS ASSOCIATED WITH KAMA RESOURCES INC.

BECAUSE OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION, THERE IS SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion. This means that we may not be able to achieve our objectives and may have to suspend or cease operations.

Our auditors have issued a going concern opinion as at October 31, 2011. This means that there is substantial doubt that we can continue as an ongoing business without additional financing and/or generating profits. If we are unable to do so, we will have to cease operations and you will lose your investment.

Because all of our assets and our officers and directors are located outside of the United States of America, it may be difficult for an investor to enforce within the United States any judgments obtained against us or any of our officers and directors.

All of our assets are located outside of the United States and we do not currently maintain a permanent place of business within the United States. In addition, our director and officer is a national and/or resident of other countries other than the United States, and all or a substantial portion of such persons assets are located outside of the United States. As a result it may be difficult for an investor to effect service process or enforce within the United States and judgments contained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities law of the United States or any state thereof. In addition, there is uncertainty as to whether the courts of Canada and other jurisdictions would recognize or enforce judgments of United States courts obtained against us or our directors and officer predicated upon the civil liability provisions of the securities law of the United States or any state there, or be competent to hear original actions brought in Canada or other jurisdictions against us or our officers and director predicated upon the securities law of the United States or any state thereof.

Because we have only one officer and director who are responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties or assessments against us.

We have only one officer and director. He is responsible for our managerial and organizational structure which will include preparation of disclosures and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, they would be responsible for the administration of the controls. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.

Because our sole executive officer will be devoting limited time to our operations, our operations could be sporadic which may result in periodic interruptions or suspensions of operations and a lack of revenues which may cause to cease operations.

Dayong Sun, our sole executive officer will only be devoting limited time to our operations. Mr. Sun will be devoting approximately twenty hours a week to our operation. Because Mr. Sun will be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to Mr. Sun. As a result, operations may be periodically interrupted or suspended which could result in lack of revenues and a possible cessation of operations.

Because we do not maintain any insurance, if a judgment is rendered against us, we may have to cease operations.

We do not maintain insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party to a lawsuit, we may not have the sufficient funds to defend the litigation. In the event that we do not defend the litigation or a judgment is rendered against us, we may have to cease operations.

Because we have not generated revenues since our inception, the business must secure the minimum investment through sales of common shares to sustain operations for the next twelve months and maintain the status of going concern.

We currently have limited working capital to sustain or move forward with our business activities. In the event that we receive the minimum investment of $10,000 with net proceeds of $5,000, our Company will hold a total of $6,240 in cash and cash equivalent. If sales of common shares reach the maximum offering of 2,000,000 shares, we will receive $20,000 with net proceeds of $15,000. With $15,000 of fresh capital, our Company will hold a total of $16,240 in cash and cash equivalent to sustain for the next twelve months.

We Lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we will cease operations and you will lose your investment.

We were incorporated on October 19, 2009 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $10,245 for filing fees and general office expenses. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

* completion of this offering; * our ability to attract customers who will buy our service from us; and, * our ability to generate revenues through the sale of our service.

Based upon current plans, we expect to incur operating losses in future periods since we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause you to lose your investment.

If we do not attract customers, we will not make a profit which ultimately will result in a cessation of operations.

We have no customers. We have not identified any customers and we cannot guarantee we will ever have any customers. Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve revenues. If we need additional funds and are unable to raise them we will have to terminate our operations.

We have not yet started our business. We need the proceeds from this offering to start our operations. If the maximum of $20,000 is raised, this amount will enable us, after paying the expenses of this offering, to operate for one year. If we need additional funds and are unable to raise the money, we will have to cease operations.

If we do not make a profit, we may have to suspend or cease operations.

Since we are small and do not have much capital, we must limit marketing our services. The sale of goods is how we will initially generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting customers and result in a lack of revenues that may cause us to suspend or cease operations.

Our sole officer and director, Mr. Dayong Sun, will only be devoting limited time to our operations. Mr. Dayong Sun, our president and sole director will be devoting approximately 20 hours per week of his working time to our operations. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

Because we have only one officer and director who has no formal training in financial accounting and management, who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment. However, because of the small size of our expected operations, we believe that he will be able to monitor the controls she will have created and will be accurate in assembling and providing information to investors.

Because our sole officer and director does not have prior experience in financial accounting and the preparation of reports under the securities exchange act of 1934, we may have to hire individuals which could result in an expense we are unable to pay.

If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely and you could lose your investment.

If we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, you will lose your investment.

Your funds will be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, if the minimum conditions of this offering are not satisfied, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

Because our sole officer and director who is also our sole promoter, will own 89% of our total outstanding common stock, he will retain control of us and will be able to decide who will be directors and you may not be able to elect any directors which could decrease the price and marketability of our shares.

Even if we sell all 2,000,000 shares of common stock in this offering, Mr. Dayong Sun will own 60% of the total outstanding common stock. As a result, after completion of this offering, regardless of the number of shares we sell, Mr. Dayong Sun will be able to elect all of our directors and control our operations, which could decrease the price and marketability of our shares.

Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you want to resell your shares, you will have to locate a buyer and negotiate your own sale.

Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of our shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g)of the Securities Exchange Act of 1934 and the rules promulgated there under which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of our shares to decline.

FINRA sales practice requirements may limit a stockholder's ability to buy and sell our stock.

The FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, which may limit your ability to buy and sell our stock.

Certain political and economic considerations relating to Peoples Republic of China ("PRC") could adversely affect our company. The PRC is passing from a planned economy to a market economy. The Chinese government has confirmed that economic development will follow a model of market economy under socialism. While the PRC government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the PRC economy is still operating under five-year plans and annual state plans adopted by the government that set down national economic development goals. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy. Many of the economic reforms are unprecedented or experimental for the PRC government, and are expected to be refined and improved. Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on our operations or future business development. Our operating results may be adversely affected by changes in the PRC's economic and social conditions as well as by changes in the policies of the PRC government, which we may not be able to foresee, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the rate or method of taxation, and imposition of additional restrictions on currency conversion.

The recent nature and uncertain application of many PRC laws applicable to us create an uncertain environment for business operations and they could have a negative effect on us. The PRC legal system is a civil law system. Unlike the common law system, such as the legal system used in the United States, the civil law system is based on written statutes in which decided legal cases have little value as precedents. In 1979, the PRC began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in the PRC and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could have a negative impact on our business and business prospects. In addition, as these laws, regulations and legal requirements are relatively recent, their interpretation and enforcement involve significant uncertainty.

If relations between the United States and China worsen, our stock price may decrease and we may have difficulty accessing the U.S. capital markets.

At various times during recent years, the United States and China have had disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade controversies between the United States and China could adversely affect the market price of our common stock and our ability to access U.S. capital markets.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. Currently, the Renminbi is not a freely convertible currency. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans and corporate debt obligations denominated in foreign currencies.

The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain of our expenses as they come due.

The fluctuation of the Renminbi may materially and adversely affect your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC's political and economic conditions. Any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar could have a material adverse effect on our business, financial condition and results of operations.

Conversely, if we decide to convert our Renminbi into U.S. dollars for business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of the Renminbi we convert would be reduced. Any significant devaluation of Renminbi may reduce our operation costs in U.S. dollars but may also reduce our earnings in U.S. dollars. In addition, the depreciation of significant U.S. dollar denominated assets could result in a charge to our income statement and a reduction in the value of these assets.

Commencing from July 21, 2005, China has adopted a managed floating exchange rate regime based on market demand and supply with reference to a basket of currencies. The exchange rate of the US dollar against the RMB was adjusted from approximately RMB 8.28 per US dollar to approximately RMB 8.11 per US dollar on July 21, 2005. Since then, the PBOC administers and regulates the exchange rate of US dollar against RMB taking into account demand and supply of RMB, as well as domestic and foreign economic and financial conditions.

In addition, there can be no assurance that we will be able to obtain sufficient foreign exchange to pay dividends or satisfy other foreign exchange requirements in the future and we currently do not intend to pay dividends.

It may be difficult to effect service of process and enforcement of legal judgments upon our company and our officers and directors because some of them reside outside the United States.

As our operations are presently based in China and some of our key directors and officers reside outside the United States, service of process on our key directors and officers may be difficult to effect within the United States. Also, substantially all of our assets are located outside the United States and any judgment obtained in the United States against us may not be enforceable outside the United States.

BECAUSE OUR REPORTING OBLIGATIONS UNDER SECTION 15(d) ARE LIMITED, SHAREHOLDERS MAY HAVE LIMITED ACCESS TO INFORMATION WHICH MAY AFFECT THEIR DECISION MAKING AND IMPAIR THEIR INVESTMENT IN OUR COMPANY.

Our company is considered as a 15(d) issuer and therefore we are not subject to the proxy rules and Section 16 of the Exchange Act. Furthermore, our obligation to file may be automatically suspended after the fiscal year within which our registration statement becomes effective in the event that we do not register a class of securities under Section 12 of the Exchange Act, or we have fewer than 300 shareholders of record.

USE OF PROCEEDS

Our offering is being made in a direct public offering, without any involvement of underwriters or broker-dealers, 1,000,000 common shares (half), 2,000,000 common shares (total) basis. The table below sets forth the use of proceeds if 1,000,000 or 2,000,000 common shares of the offering are sold.

	1,000,000	2,000,000
Gross proceeds	$ 10,000	$ 20,000
Offering expenses	$ 5,000	$ 5,000
Net proceeds	$ 5,000	$ 15,000
The net proceeds will be used as follows:
Website development	$ 3,000	$ 3,000
Marketing and advertising	$ 1,000	$ 7,000
Audit, accounting and filing fees	$ 1,000	$ 5,000
TOTAL	$ 5,000	$ 15,000

Total offering expenses of $5,000 to be paid from the proceeds of the offering are for legal fees and auditing fees related to this offering. No other expenses of the offering will be paid from the proceeds.

Dayong Sun, our sole officer and director, determined that the $5,000 in net proceeds would allow us to sustain operations for twelve months, including filing reports with the Securities and Exchange Commission as well as the business activities contemplated by our business plan. The proceeds from the offering will allow us to operate for twelve months. During this time, we will locate capital, meet with banks, private investors, and attempt to grow our business plan. Then, we plan on packaging this information into company brochures for marketing purposes to various auto dealerships. Should this prove to be successful, we will then assemble a sales force to visit car dealers, trade shows, and be presented at booths in malls and other places of interest.

After the completion of this offering, we intend to initiate the development of our website "WWW.KAMARESOURCES.CN" We intend to hire an outside web designer to assist us in designing and building our website. We have budgeted $3,000 to build our website, as well as maintenance for the next twelve months.

Concurrently, we will roll out our marketing and advertising activities to promote our Company and increase traffic for our website. In the best case scenario, in which we secure $20,000, a net proceed of $15,000, we will budget $7,000 towards marketing and advertising for the next twelve months. In the months ahead, we will advertise in local newspapers, magazines, city billboards, etc. We also intend to design and develop our corporate brochure which will advertise our services, our prices and will be delivered to all automobile dealers in the area.

We estimate our auditing and accounting fees to be $5,000 during the next twelve months.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise $20,000 in this offering. The offering price bears no relationship to our assets, earnings, book value or other criteria of value. Among the factors we considered were:

* our lack of operating history; * the proceeds to be raised by the offering; * the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholder; and * our relative cash requirements.

TERMS OF SALE OF SECURITIES

Securities will be considered sold when subscription payment is received by Mr. Dayong Sun, and the subscription agreement is accepted on behalf of Kama Resources Inc. Subscriptions will not be considered accepted until the minimum number of shares are sold. Payment to purchase securities will be accepted in the form of cash or bank drafts and/or check in conjunction with the Share Subscription Agreement which must be fully executed. Furthermore, all payments by bank draft and/or check must be deposited in the company bank account and the funds clear before a security is considered sold. Payments are to be issued in the name of Kama Resources Inc. The Company (Kama Resources Inc.) has not included any exhibits for the underlying documents that govern the conditions on which the proceeds will be held until the minimum amount is reached.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of our shares being offered.

Dilution of the value of our shares you purchase is also a result of the lower book value of our shares held by our existing stockholders.

As of October 31, 2011, the net tangible book value of our shares of common stock was a deficit of ($2,993) based upon 3,000,000 shares outstanding.

IF 100% OF THE SHARES ARE SOLD:

Upon completion of this offering, in the event all of our shares are sold, the net tangible book value of the 5,000,000 shares to be outstanding will be $23,000 or approximately $0.0046 per share. The net tangible book value of our shares held by our existing stockholder will be increased by $0.0036 per share without any additional investment on their part. You will incur an immediate dilution from $0.01 per share to $0.0046 per share

After completion of this offering, if 2,000,000 shares are sold, you will own 40% of the total number of outstanding shares for which you will have made a cash investment of $20,000, or $0.01 per share. Our existing stockholders will own 60% of the total number of outstanding shares for which they have made cash contributions totaling $3,000.00 or approximately $0.001 per share.

IF 62.5% OF THE SHARES ARE SOLD:

Upon completion of this offering, in the event 62.5% of the shares are sold, the net tangible book value of the 4,250,000 shares then outstanding will be $15,500, or approximately $0.00365 per share. The net tangible book value of our shares held by our existing stockholders will be increased by $0.00265 per share without any additional investment on their part. You will incur an immediate dilution from $0.01 per share to $0.00365 per share.

After completion of this offering, if 1,250,000 shares are sold, you will own approximately 29% of the total number of outstanding shares for which you will have made a cash investment of $12,500, or $0.01 per share. Our existing stockholders will own approximately 70% of the total number of outstanding shares for which they have made cash contributions totaling $3,000.00 or approximately $0.001 per share.

IF 1,000,000 SHARES ARE SOLD:

Upon completion of this offering, in the event 50% of shares are sold, the net tangible book value of the 3,000,000 shares to be outstanding will be $13,000, or approximately $0.00325 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.00225 per share without any additional investment on their part. You will incur an immediate dilution from $0.01 per share to $0.00325 per share.

After completion of this offering, if 1,000,000 shares are sold, you will own approximately 25% of the total number of outstanding shares for which you will have made a cash investment of $10,000, or $0.01 per share. Our existing stockholders will own approximately 75% of the total number of outstanding shares for which they have made cash contributions totaling $3,000.00 or approximately $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS IF ALL OF THE SHARES ARE SOLD:

Price per share $ 0.001

Net tangible book value per share before offering $ 0.001

Potential gain to existing shareholders $ 15,000

Net tangible book value per share after offering $ 0.0046

Increase to present stockholders in net tangible book value per share after offering $ 0.0036

Capital contributions $ 3,000

Number of shares outstanding before the offering 3,000,000

Number of shares after offering assuming the sale of the maximum number of shares 5,000,000

Percentage of ownership after offering 60%

PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD

Price per share $ 0.01

Dilution per share $ 0.0046

Capital contributions $ 20,000

Number of shares after offering held by public investors 2,000,000

Percentage of capital contributions by existing shareholders 13.04% Percentage of capital contributions by new investors 86.96%

Percentage of ownership after offering 40%

PURCHASERS OF SHARES IN THIS OFFERING IF 62.5% OF SHARES SOLD

Price per share $ 0.01

Dilution per share $ 0.00365

Capital contributions $ 12,500

Number of shares after offering held by public investors 1,250,000

Percentage of capital contributions by existing shareholders 19.355%

Percentage of capital contributions by new investors 80.645%

Percentage of ownership after offering 29%

PURCHASERS OF SHARES IN THIS OFFERING IF 50% OF SHARES SOLD

Price per share $ 0.01

Dilution per share $ 0.00325

Capital contributions $ 10,000

Percentage of capital contributions by existing shareholders 23.08%

Percentage of capital contributions by new investors 76.92%

Number of shares after offering held by public investors 1,000,000

Percentage of ownership after offering 25%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering up to 2,000,000 shares of common stock on a self-underwritten basis, 1,000,000 shares minimum, 2,000,000 shares maximum. The offering price is $0.01 per share. Funds from this offering will be placed in a bank escrow account at Bank of America, Westlake Village, CA, 91361. The bank's telephone number is (888) 287-4637 . The funds will be maintained in a separate bank until we receive a minimum of $10,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this Prospectus. This account is an escrow, trust or similar account. Your subscription will only be deposited in a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering. As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached. Any funds received by us thereafter will immediately used by us. If we do not receive the minimum amount of $10,000 within 270 days of the effective date of our registration statement, all funds will be promptly returned to you without a deduction of any kind. During the 270 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $10,000 within the 270 day period referred to above. There are no finders involved in our distribution. Officers, directors, affiliates or anyone involved in marketing our shares will not be allowed to purchase shares in the offering. You will not have the right to withdraw your funds during the offering. You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or if there is a material change in the terms of the offering. The following are material changes that would entitle you to a refund of your money:

* an extension of the offering period beyond 270 days;

* a change in the offering price;

* a change in the minimum sales requirement;

* a change to allow sales to affiliates in order to meet the minimum sales requirement; or

* a change in the amount of proceeds necessary to release the funds held in the separate bank account.

If any of the above material changes occur, a new offering may be made by means of a post-effective amendment.

We will sell the shares in this offering through Dayong Sun, our sole officer and director. He will not receive a commission from the sale of any shares. He will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that He (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and (C) does not participate in selling and offering of securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Dayong Sun is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our sole officer and director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. He will not participate in selling and offering securities for any issuer more than once every twelve months.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. Dayong Sun will also distribute the prospectus to potential investors at meetings, to business associates and to his friends and relatives who are interested in a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

Management and affiliates thereof will not purchase shares in this offering to reach the minimum. We intend to sell our shares outside of the United States.

SECTION 15(g) OF THE EXCHANGE ACT - PENNY STOCK RULES

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the OTC Bulletin Board system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which:

* contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

* contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements; 18

* contains a brief, clear, narrative description of a dealer market, including "BID" and "ASK" prices for penny stocks and the significance of the spread between the bid and ask price;

* contains a toll-free telephone number for inquiries on disciplinary actions;

* defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

* contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

* with bid and offer quotations for the penny stock;

* the compensation of the broker-dealer and its salesperson in the transaction;

* the number of shares to which such bid and ask prices apply, or this comparable information relating to the depth and liquidity of the market for such stock; and

* monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our securities because it will be subject to these penny stock rules. Therefore, security holders may have difficulty selling those securities.

REGULATION M

Our sole officer and director, who will sell the shares, is aware that he is required to comply with the provisions of Regulation M, promulgated under the Securities and Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes officers and/or directors, sales agents, any broker-dealers or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

OFFERING PERIOD AND EXPIRATION DATE

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of 270 days, or sooner if the offering is completed or otherwise terminated by us.

We will not accept any money until this registration statement is declared effective by the Securities and Exchange Commission ("SEC").

PROCEDURES FOR SUBSCRIBING

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

1. Execute and deliver a subscription agreement, a copy of which is included with the prospectus; and

2. Deliver a check, wire transfer, bank draft, money order or cash to us for acceptance or rejection.

All checks for subscriptions must be made payable to "KAMA RESOURCES INC.".

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage corporation and have not started operations and have not yet generated or realized any revenues.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we complete the development of our website and begin implementing and marketing our dealerships to our target markets. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. Whether we raise the minimum or maximum amount of money in this offering, any amount raised will last twelve months. The difference between the minimum and maximum amount relates to the website development; marketing and advertising; equipment and office furniture; and hiring one employee. In each case, if we raise the maximum amount, we will devote more funds to the same in order to enhance the quality of the website and promote our business plan to potential customers. We will not begin operations until we raise money from this offering.

We have only one officer and director. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, he will be responsible for the administration of the controls. Should He not have sufficient experience, He may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.

PLAN OF OPERATION

Dayong Sun, our sole officer and director, has determined that we must raise the minimum amount of $10,000 with net proceeds of $5,000 to satisfy our cash requirements during the next twelve months. We will not be conducting any product research or development. We do not expect to purchase any significant equipment. Further we do not expect significant changes in the number of employees.

Upon completion of our public offering, our goal is to commence our operations. We intend to accomplish the foregoing through the following milestones:

1. Complete our public offering. We believe that we will raise sufficient capital to begin our operations, and we believe that this could take up to 270 days from the date the Securities and Exchange Commission declares our offering effective. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period.

2. After completion of the offering, we will immediately begin to develop our website. We believe that our website can be fully operational within 180 days. We also intend to design and develop our "Kama Resources Corporate Brochures" which will advertise our service and our prices. In the beginning of our business operations we plan to advertise our business on the local billboards.

3. After our website is established, we intend to begin to market our business to potential customers and investors through our website, our brochures, billboard advertisement and by personal contacts through Dayong Sun, our president. We will also design a brochure and deliver it to the mailboxes of the residents in the area of the city of Changchun.

If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are still in the development stage and have not yet generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns.

In addition to this offering, we are seeking equity financing in order to obtain the capital required to implement our business plan.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available to us on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to our existing shareholders.

RESULTS OF OPERATIONS

FROM INCEPTION ON OCTOBER 19, 2009 TO OCTOBER 30, 2011

During this period we incorporated the company, and hired an auditor for the preparation of this registration statement. We also prepared an internal business plan. We have not yet started our proposed business operations and will not do so until we have completed this offering. We expect to begin operations within 120 days after we complete this offering.

Since inception, we have issued 3,000,000 shares of common stock to our sole officer and director.

LIQUIDITY AND CAPITAL RESOURCES

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to begin operations but we cannot guarantee that once we begin operations we will stay in business after operations have commenced. If we are unable to successfully attract customers to utilize our service, we may use up the proceeds from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to continue our operations. At present, we have not made any arrangements to raise additional capital, other than through this offering.

Our sole officer and director, Dayong Sun, has determined that we will need to sell 1,000,000 shares and raise the minimum amount of $10,000, which will amount to $5,000 in net proceeds from the offering to conduct our business for twelve months from the date of filing. Currently the Company has $7 in cash reserves and therefore cannot sustain any period of operations without raising capital from this offering or from loans from our sole officer and director.

Our sole officer and director is willing to loan us money for our operations until this offering has been completed or until the offering period has expired. If we need additional capital and cannot raise it we will either have to suspend operations until we do raise the capital or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

We issued 3,000,000 shares of common stock pursuant to an exemption from registration contained in Regulation S of the General Rules and Regulations promulgated under the Securities Act of 1933. This was accounted for as a sale of common stock.

As of October 31, 2011, our total assets were $5 and our total liabilities were $7,250.

BUSINESS

GENERAL

We were incorporated in the State of Nevada on October 19, 2009. We have not started operations. We are developing a website "WWW.KAMARESOURCES.CN" and also designing and developing our "Kama Corporate Brochure" which will advertise our service, our prices and would be delivered to all residents in the area. In the beginning of our business operations, we plan to advertise our business on the local billboards that will promote our business.

We have not yet generated any revenues and the only operations that we have engaged in is the development of a business plan concept. Our business office is located at Suite 1707-B, 17th Floor, CTS Center, 219 Zhong Shan Wu Road, Guangzhou, China 510030. Our telephone number is 8613808821282. This is the office of our President, Dayong Sun.

We have no plans to change our planned business activities or to combine with another business, and we are not aware of any events or circumstances that might cause these plans to change. We have not yet begun operations and will not begin operations until we have completed this offering. Our plan of operation is forward looking and there is no assurance that we will ever begin operations.

We have not conducted any market research into the likelihood of success of our operations or the acceptance of our advisory services by the public.

OUR STRATEGY

Our essential business is to provide tailored loans for customers who are seeking to purchase an automobile. We aim to provide customers with lowest price loans that are most appropriate based on their financial circumstances. Currently, we do not have any customers or any contracts for our services. We also have not yet commenced any operations. Once we have received our new capital through our offering, we will launch a series of marketing activities. Our marketing campaigns are meant to generate awareness for our company, and also, direct traffic to our website. Our targets can navigate through our website and can contact our director for more details regarding products offered.

TARGET MARKET

We intend to target the city of Changchun, China. In our first year of operation, we plan to target car buyers that seek alternative loan services.

REGULATORY REQUIREMENTS

We might be required to obtain special licenses, or meet special regulatory requirements before establishing our business, other than a business license. If new government regulations, laws, or licensing requirements are passed that would restrict or eliminate delivery of any of our intended services, then our business may suffer. For example, if we were required to obtain a government issued license for the purpose of opening the business, then we may not be able to qualify for such a license. If such a licensing requirement existed, and we were not able to qualify, then our business would suffer.

MARKETING

Initially, our services will be promoted by Dayong Sun. He will discuss our services with his friends and business associates. We also anticipate utilizing other marketing avenues in our attempt to make our services known to the general public and attract potential customers. These marketing activities will be designed to inform potential customers about the benefits of using our services and may include the following: development and distribution of marketing literature; direct mail and email advertising; billboards advertisement and, promotion of our web site.

REVENUE

We intend to generate revenues by selling our services. Therefore, we will require substantial start-up capital in order to setup our business and begin operations. Dayong Sun, our sole officer and director, will be devoting approximately 20 hours a week of his time to our operations. Mr. Sun is only able to devote this amount of time due to his current employment situation at the Qiming Information and Technology Co.

Once we begin operations Mr. Sun has agreed to commit more time than the 20 hours per week Mr. Sun currently devotes. Because Dayong Sun will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to Dayong Sun. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES

We are a development stage company and currently have no employees, other than our sole officer and director. We intend to hire additional employees when they are needed.

OFFICES

Our offices are currently located at Suite 1707-B, 17th Floor, CTS Center, 219 Zhong Shan Wu Road, Guangzhou, China 510030. Our telephone number is 8613808821282. As of this point in time, there is no cost to our company for this office space nor is there any lease.

MANAGEMENT

OFFICERS AND DIRECTORS

Our sole director will serve until his successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one year and serves until his successor is duly elected and qualified, or until He is removed from office. Our board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our sole officer and director is set forth below:

Name and Address	Age	Positions
Dayong Sun - Suite 1707-B, 17th Floor Officer, and the sole member of CTS Center, 219 Zhong Shan the Board of Directors Wu Road, Guangzhou, China 510030	37	President, Chief Executive Officer, Secretary,Treasurer,Chief Financial

The person named above has held his offices/positions since the inception of our company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

BACKGROUND OF OUR SOLE OFFICER AND DIRECTOR

DAYONG SUN - PRESIDENT, CHIEF EXECUTIVE OFFICER, SECRETARY, TREASURER, CHIEF FINANCIAL OFFICER, PRINCIPAL ACCOUNTING OFFICER AND OUR SOLE DIRECTOR.

Sun, Dayong

1986-1990 University of Jilin 2519 Jiefang rd. Changchun Jilin, China Bachelor degree of mechanical and electronic engineering

1991-1994 Electronic engineer @ FAW Group (biggest car manufacturer in China, assembles Audi, VW, TOYOTA, Mazda) No.2259 Dongfeng Street, Changchun, P.R.China

1995-1998 Changchun Computer College 369 Xueyuan st. Changchun Jilin Diploma of programming

2000-2004 Qiming Information Technology Co. A sub company of FAW Group. Develops software for cars. Programmer 2004-2009 Project manager at Qiming Information and Technology Co.

Since October 19, 2009, Dayong Sun has been our President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and sole member of our Board of Directors. Since June 2004 Mr. Sun has been working as a programmer at Qiming Information Technology Co. in Changchun, China. From September 1986 until June 1990 Dayong Sun attended University of Jilin, China at which time he received his Bachelor's Degree in Mechanical and Electrical Engineering. Dayong Sun devotes approximately 20 hours per week to our operations, and will devote additional time as required. Dayong Sun is not an officer or director of any other reporting company.

AUDIT COMMITTEE FINANCIAL EXPERT

The functions of the Audit Committee are currently carried out by our Board of Directors. Our Board of Directors has determined that we do not have an audit committee financial expert on our Board of Directors carrying out the duties of the Audit Committee. The Board of Directors has determined that the cost of hiring a financial expert to act as a director and to be a member of the Audit Committee or otherwise perform Audit Committee functions outweighs the benefits of having a financial expert on the Audit Committee.

CONFLICTS OF INTEREST

Dayong Sun devotes approximately 20 hours per week to our Company. The only conflict that exists is Dayong Sun's devotion of time to other projects. We have no provisions for handling conflicts of interest should they arise in the future; however, Dayong Sun has agreed not to engage in any business activity which conflicts with our activities.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception on October 19, 2009, through October 31, 2009, for our sole officer and director. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary $	Bonus$	Stock Awards $	Option Awards $	Non-Equity Incentive Compensation $	Non-qualified deferred Compensation Earnings $	All Other Compensations $	Total $
Dayong Sun - President, Secretary/ Treasurer, Director	2009	0	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0	0
	2011	0	0	0	0	0	0	0	0

2010 and 2009 Outstanding Equity Awards at Fiscal Year-End Table

	Number of Securities Underlying Unexercised Options (#)Exercisable	Number of Securities Underlying Unexercised Options (#)Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested ($)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Name
Dayong Sung	0	0	0	0	0	0	0	0	0

2010 and 2009 PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit	Payments During Last Fiscal Year ($)
Dayong Sun	-	0	0	0

2010 and 2009 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/Distributions	Aggregate Balance at Last Fiscal Year - End
Dayong Sun	0	0	0	0	0

2010 and 2009 DIRECTOR COMPENSATION TABLE

Name and Principal Position	Stock Awards $	Option Awards $	Non-Equity Incentive Compensation $	Change in Pension Value and Nonqualified Deferred Compensation Earnings $	All Other Compensations $	Total $
Dayong Sun	0	0	0	0	0	0

2010 and 2009 ALL OTHER COMPENSATION TABLE

Name	Year	Perquisites and Other Personal Benefits	Tax Reimbursements	Insurance Premiums	Company Contributions to Retirement and 401(k) Plans	Severance Payments/Accruals	Change in Control Payments/Accruals	Total
Dayong Sung		0	0	0	0	0	0	0

2010 and 2009 Perquisites Table

Name	Year	Personal Use of Company/Parking	Financial Planning/Legal Fees	Club Dues	Executive Relocation	Total Perquisites and Other Personal Benefits
Dayong Sun	0	0	0	0	0	0

2010 and 2009 Potential Payments Upon Termination or Change in Control Table

Name	Benefit	Before Change in Control Termination w/o Cause or for Good Reason	After Change in Control Termination w/o Cause or For Good Reason	Voluntary Termination	Death	Disability	Change in Control
Dayong Sun	Basic Salary

We do not have any employment agreements with any of our officers.

We do not contemplate entering into any employment agreements until such time as we begin to attain profitable operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our sole officer and director other than as described herein.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

COMPENSATION OF DIRECTORS

Our sole director does not receive any compensation for serving as a member of the board of directors.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if He acted in good faith and in a manner He reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which He is to be indemnified, we must indemnify his against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects their ownership assuming the sale of all of the shares in this offering. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

Name and Number of Shares Before Offering Assuming all of the Shares are Sold	Number of Shares of Percentage of Ownership After the Offering Assuming All of the Shares are Sold	Percentage of Ownership Before the Offering
Dayong Sun	3,000,000	100%
Room 1701-B, 210 Zhong Shan Wu Rd. Guangzhou, China 510030	5,000,000	60%

[1] The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct stock holdings. Dayong Sun is the only "promoter" of our company.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 3,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the General Rules and Regulations promulgated under the Securities Act of 1933. Under Rule 144, since Dayong Sun is an affiliate as defined in that rule, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director and He owns 3,000,000 restricted shares of our common stock.

DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

* have equal ratable rights to dividends from funds legally available if and when declared by our board of directors; * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and * are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, 29 assuming the sale of all of our shares of common stock, present stockholders will own approximately 50% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position and our general economic condition. It is our intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

PREFERRED STOCK

We do not have a class of preferred stock.

ANTI-TAKEOVER PROVISIONS

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

REPORTS

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act and the reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

STOCK TRANSFER AGENT

We have not yet selected a stock transfer agent.

CERTAIN TRANSACTIONS

In October 2009, we issued a total of 3,000,000 shares of restricted common stock to Dayong Sun, our sole officer and director. These shares represent 100% of our issued and outstanding shares. This represents the complete interest of our sole current shareholder prior to any future issuance of stock under this registration statement.

LITIGATION 30 We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The validity of the shares of our common stock offered under this prospectus is being passed upon for us by Jill Arlene Robbins. Ms. Robbins does not own any shares of our common stock.

Our financial statements for the period from inception to October 31, 2011, included in this prospectus have been audited by Kenne Ruan CPA, LLC, 40 Hemlock Hollow Road, Woodbridge, CT, USA, 06525 telephone: 203-824-0441 as set forth in their report included in this prospectus.

In pursuant to AU Section 110, "Responsibilities and Functions of the Independent Auditor" from Management, the independent auditor's report is given upon their authority as independent and impartial opinion in accounting and auditing.

LEGAL MATTERS

We have no legal counsel at this time.

FINANCIAL STATEMENTS

Our fiscal year end is October 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by Kenne Ruan CPA, LLC 40 Hemlock Hollow Road, Woodbridge, CT, USA, 06525 telephone: 203-824-0441.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders Kama Resources Inc. (A Development Stage Company)

We have audited the accompanying balance sheets of Kama Resources Inc.(A development stage company) as of October 31, 2011 and 2010, and the related statements of operations, stockholders' equity and cash flows for each of the two years then ended and for the period from October 19, 2009 (date of inception) to October 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kama Resources Inc. as of October 31, 2011 and 2010, and the results of its operations and its cash flows for each of the two years then ended and for the period from October 19, 2009 (date of inception) to October 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut December 20, 2011

(Unaudited)

Kama Resources Inc.

(A Development Stage Company)

Balance Sheet As October 31, 2011 and October 31, 2010

47

Kama Resources Inc.
(A Development Stage Company)
Balance Sheets
As at October 31, 2011 and October 31, 2010

	As at October 31,	As at October 31,
	2011	2010
	(Audited)	(Audited)
ASSETS
Current Assets
Cash and Cash Equivalents	$ 5	$ 7
TOTAL CURRENT ASSETS	5	7

TOTAL ASSETS	$ 5	$ 7

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable and Accured Liabilities - Related Party	$ 7,250	$ -
Shareholder Loan	-	-
TOAL CURRENT LIABILITIES	7,250	-

Stockholders' Equity
Common Stock
Authorized:
75,000,000 commom shares at $0.01 par value
Issued and Outstanding:
3,000,000 common shares at $0.001 par value	3000	3,000
(Deficit) accumulated during the development stage	(10,245)	(2,993)

TOTAL STOCKHOLDERS' EQUITY	(7,245)	7

TOTAL LIABILITIES AND EQUITY	$ 5	$ 7

The accompanying notes are an integral part of these financial statements

F-7

48

Kama Resources Inc.

(A Development Stage Company)

Statement of Operations For the Year Ended October 31, 2011 and October 31, 2010 and the Period from October 19, 2009 (Inception) to October 31, 2011

Kama Resources Inc.
(A Development Stage Company)
Statements of Operations
For the Year Ended October 31, 2011 and October 31, 2010 and
the Period From October 19, 2009 (Inception) to October 31 2011 (Audited)

	For the Year Ended	For the Year Ended	October 19, 2009 (Inception)
	October 31,	October 31,	to October 31,
	2011	2010	2011
Revenues	-	-	-

General and Administration Expenses
Filing Fees	$ -	222	414
Professional Fees	$ 7,250	1,500	$ 8,740
Office Expense	$ -	1,000	$ 1,000
Bank charges	$ 2	16	81
Total Expenses	$ (7,252)	(2,736)	(10,245)

Operating loss	$ (7,252)	(2,736)	(10,245)

Net (loss) for the period	$ (7,252)	$ (2,736)	$ (10,245)

Net (loss) per share
Basic and diluted	$ -	$ -	$ -

Weighted Average Shares Outstanding
Basic and diluted	300,000	300,000

The accompanying notes are an integral part of these financial statements

Kama Resources Inc.

(A Development Stage Company)

Statement of Cash Flows For the Year Ended October 31, 2011 and October 31, 2010 and the Period from October 19, 2009 (Inception) to October 31, 2011

Statement of Cash Flows
For the Year Ended October 31, 2011 and October 31, 2010 and
the Period From October 19, 2009 (Inception) to October 31, 2011 (Unaudited)

	For the Year Ended	For the Year Ended	October 19, 2009
			(Inception) to
	October 31,	October 31,	October 31,
	2011	2010	2011

Cash Flow from Operating Activities
Net (loss) for the period	$ (7,252)	(2,736)	$ (10,245)
Imputed interest on related party transactions	-	-	-
Changes in non-cash working capital items
Accounts payable and accured liabilities	7,250	-	7,250

Net Cash Flow Used in Operating Activities	(2)	(2,736)	(2,995)

Financing Activities
Share Capital Contribution	-	-	3,000
Shareholder Loan	-	-	-
Net Cash Flow Provided by Financing Activities	-	-	3,000

Net change in cash	(2)	(2,736)	5

Cash, Beginning of Period	7	2,743	-

Cash, End of Period	$ 5	7	$ 5

The accompanying notes are an integral part of these financial statements.

50

Kama Resources Inc. (A Development Stage Company) Statements of Stockholder's' Equity

(Expressed in U.S. Dollars) October 31, 2011

Kama Resources Inc.
(A Development Stage Company)
Statements of Stockhoders' Equity
(Expressed in U.S. Dollars)
October 31, 2011 (Unaudited)

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Common Stock issued for cash

at $0.001 per share, October 31,2009	3,000,000	$ 3,000	-		3,000

Net Loss for the year end
October 31, 2009				(257)	(257)

Balance, as at October 31, 2009	3,000,000	$ 3,000	$ -	(257)	$ 2,743

Common Stock issued for cash

as at $0.01 per share, October 31, 2010	3,000,000	$ 3,000	-		3,000

Net Loss for the year end
October 31, 2010				(2,736)	(2,736)

Balance, as at October 31, 2010	3,000,000	$ 3,000	$ -	(2,993)	$ 7

Net Loss for the year end October 31, 2011				(7,252)	(7,252)
Balance, as at October 31, 2011	3,000,000	$ 3,000	-	(10,245)	$(7,245)
The accompanying notes are an integral part of these financial statements

Kama Resources Inc.

(A Development Stage Company)

Notes to the Financial Statements For the Year Ended October 31, 2011

NOTE1 - Nature and Continuance of Operations The Company is a development stage company, which was incorporated on October 19, 2009. Operations started on that Date.

These financial statements have been prepared on a going concern basis. The company has accumulated a deficit of $ 10,245 since its inception and has yet to achieve profitable operations and further losses are anticipated in the development of its business, raising substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management plans to continue to provide for its working capital needs by seeking loans from its shareholders. These financial statements do not include any adjustments to the recoverability and classification of assets, or the amount and classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

The Company's year-end is October 31.

NOTE 2 - Summary of Significant Accounting Policies The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment. Actual results may vary from these estimates.

The financial statements have, in management's opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Development Stage Company The Company complies with the FASB Accounting Standards Codification (ASC) Topic 915 Development Stage Entities for it characterization of the Company as development stage.

Impairment of Long Lived Assets Long-lived assets are reviewed for impairment in accordance with ASC Topic 360, "Accounting for the Impairment or Disposal of Long- lived Assets". Under ASC Topic 360, long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized or the amount, if any, which the carrying value of the asset exceeds the fair value.

Foreign Currency Translation The Company is located and operating outside of the United States of America. It maintains its accounting records in U.S. Dollars, as follows:

At the transaction date, each asset, liability, revenue, and expense is translated into U.S. dollars by the use of exchange rates in effect at that date. At the period end, monetary assets and liabilities are remeasured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

The Company's currency exposure is insignificant and immaterial and we do not use derivative instruments to reduce its potential exposure to foreign currency risk.

Financial Instruments The carrying value of the Company's financial instruments consisting of cash equivalents and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Income Taxes The Company uses the assets and liability method of accounting for income taxes in accordance with FASB Topic 740 "Accounting for Income Taxes". Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Net Loss Per Share In accordance with FASB Topic 260, "Earnings Per Share', the basic net loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted net loss per common share is computed similar to basic net loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As October 31, 2011, diluted net loss per share is equivalent to basic net loss per share.

Stock Based Compensation The Company accounts for stock options and similar equity instruments issued in accordance with ASC Topic 718 Compensation- Stock Compensation. Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period. Transactions in which goods or services are received in exchange for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable ASC Topic 718 requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

The Company did not grant any stock options during the period ended October 31, 2011.

Comprehensive Income The Company adopted FASB Topic 220, Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners.

The Company has no elements of "other comprehensive income" during the period ended October 31, 2011.

New Accounting Standards Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the accompanying financial statements.

NOTE 3- Capital Stock On October 18, 2009, the Company issued 3,000,000 common shares at $0.001 per share to the sole director of the Company for the total proceeds of $3,000.

54 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering all of which are to be paid by the registrant are as follows:

SEC Registration Fee $ 100

Printing Expenses 100

Accounting Fees and Expenses 2,000

Legal Fees and Expenses 1,000

Blue Sky Fees/Expenses 900

Transfer Agent Fees 900

------- TOTAL $5,000

RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name And Address	Date	Shares Consideration
Dayong Sun - Suite 1707-B, 219 Zhong Shan Wu Road Guangzhou, China, 510030	October 19, 2009	3,000,000

We issued the foregoing restricted shares of common stock to Dayong Sun pursuant to Regulation S of the General Rules and Regulations promulgated under the Securities Act of 1933. The sale of our shares to Dayong Sun took place outside the United States of America and Dayong Sun is non-US persons as defined in Regulation S. Further, no commissions were paid to anyone in connection with the sale of our shares and general solicitation was not made to anyone.

With respect to all of the above offerings, we completed the offerings of the common stock pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the common stock was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person. The subscription agreement executed between us and the investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. The investor agreed by execution of the subscription agreement for the common stock: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

II-1 EXHIBITS.

The following Exhibits are filed as part of this Registration Statement:

55

Exhibit No.	Document Description
3.1	Articles of Incorporation (incorporated by reference to the Company filing on Form S-1 with the Securities and Exchange Commission, filed January 5, 2010).
3.2	Bylaws (incorporated by reference to the Company filing on Form S-1 with the Securities and Exchange Commission, filed January 5, 2010).
4.1	Form of Share Certificate (incorporated by reference to the Company filing on Form S-1/A-6 with the Securities and Exchange Commission, filed January 12, 2012)
5.1	Opinion of a law firm, regarding the legality of the securities being registered (1)
23.1	Consent of Kenne Ruan, Certified Public Accountant (1).
23.2	Opinion of a law firm, regarding the legality of the securities being registered; See Exhibit 5.1
99.1	Subscription Agreement. (incorporated by reference to the Company filing on Form S-1 with the Securities and Exchange Commission, filed January 5, 2010).

UNDERTAKINGS.

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. 56

II-2

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Intentionally omitted.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Intentionally omitted.

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration

II-3 statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; 50 (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


SIGNATURES Pursuant to the requirements of the Securities Act of 1933, as amended, we have duly caused this Amendment to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Changchun, People's republic of China, on the 15th day of February, 2012.

KAMA RESOURCES, INC.

By: /s/ Dayong Sun

Dayong Sun

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Dayong Sun	Chief Executive Officer, President and Director (Principal Executive Officer) Chief Financial Officer and Treasurer( Principal Financial and Accounting Officer)	February 15, 2012
Dayong Sun